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                                                                Exhibit 23(c)(2)



                             SUMMIT INVESTMENT TRUST

                          CERTIFICATE NO. 2 OF TRUSTEES
                   REGARDING DESIGNATION OF SERIES OR CLASSES


   The undersigned, being all of the Trustees of Summit Investment Trust (the "Trust"), hereby certify the following:

   WHEREAS, the Board of Trustees, at its meeting on June 18, 1997, authorized and directed the exchange of all shares of the Summit High Yield Institutional Service Shares class (the "Service Class") of the Trust's sole Sub-Trust, Summit High Yield Fund (the "Fund") into shares of the High Yield Shares class of the Fund and authorized certain actions pertaining to the abolishment of the Service Class;

                  NOW, THEREFORE, BE IT

                  RESOLVED, that this Certificate, upon its execution, shall evidence, effective upon the completion of the exchange of all shares of the Service Class into shares of the High Yield Shares class of the Fund, the Trustees action, taken pursuant to Section 4.1(b) of Article IV of the Agreement and Declaration of Trust, as amended, entitled "Classes of Shares," to abolish the Service Class, with its establishment and designation; and

                  FURTHER RESOLVED, that this certificate may be executed in one or more counterparts, each of which shall be deemed an original, and when taken together shall constitute one and the same instrument.

   WITNESS the execution hereof this 17th day of September, 1997.

/s/ Theodore H. Emmerich            /s/   Dr. Bruce H. Olson
-------------------------           ------------------------------
THEODORE H. EMMERICH                DR. BRUCE H. OLSON



/s/  Frederick Moss                 /s/  Steven R. Sutermeister
-------------------------           ------------------------------
FREDERICK MOSS                      STEVEN R. SUTERMEISTER


/s/ James F. Smith
-------------------------
JAMES F. SMITH



   Filed with the minutes of the proceedings of the Trust,

this 17th day of September, 1997.

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                                                /s/ Robert L. Tuch
                                                ------------------------------
                                                Name:  Robert L. Tuch
                                                Title: Assistant Secretary